International Flavors & Fragrances Inc. S-8

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of International Flavors & Fragrances Inc. of our report dated February 22, 2021 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in International Flavors & Fragrances Inc.'s Annual Report on Form 10-K for the year ended January 1, 2021.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 5, 2021